Exhibit 5.1

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

March 11, 2013

Credit Suisse AG
Paradeplatz 8
CH 8070 Zurich, Switzerland

Ladies and Gentlemen:

Credit Suisse AG, a corporation organized under the laws of Switzerland (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-180300-03) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, the Company’s Medium-Term Notes to be issued from time to time by the Company through its Nassau branch.  These securities include the notes identified in Exhibit A attached hereto (the “Notes”). These Notes have been issued pursuant to the Senior Indenture dated as of March 29, 2007 (the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended.

We, as your United States counsel, have examined such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that in our opinion, the Notes, when executed and authenticated in accordance with the terms of the Indenture, and delivered to the initial purchasers thereof against payment therefor, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Credit Suisse AG	2	March 11, 2013

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.  Insofar as the foregoing opinion involves matters governed by Swiss law, we have relied, without independent investigation, on the opinion of Homburger AG dated March 11, 2013, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

In rendering the opinion above, we have assumed that the Trustee is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that the execution, delivery and performance of the Indenture (1) are within the corporate powers of the Trustee, (2) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Trustee, (3) require no action by or in respect of, or filing with, any governmental body, agency or official and (4) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Trustee; and that the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid, binding and enforceable agreement of the Trustee.

We express no opinion as to (x) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (y) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (z) the effectiveness of any service of process made other than in accordance with applicable law.  In addition, we note that the enforceability in the United States of Section 10.08(c) of the Indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Company on the date hereof and incorporated by reference into the Registration Statement.

In giving our consent above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Davis Polk & Wardwell LLP

Exhibit A

Title of Securities	Date of Final Pricing Supplement	Aggregate Offering Amount	CUSIP
Accelerated Return Notes®	January 24, 2013	$84,558,780	22539T845
Gold Shares Covered Call Exchange Traded Notes (ETNs) linked to the Credit Suisse NASDAQ Gold FLOWSTM 103 Index due February 2, 2033	January 28, 2013	$25,000,000	22542D480
Buffered Accelerated Return Equity Securities due January 30, 2015	January 28, 2013	$217,000	22546TQ95
Digital-Plus Barrier Notes due January 31, 2017	January 28, 2013	$1,031,000	22546TQ61
Digital-Plus Barrier Notes due January 31, 2017	January 28, 2013	$686,000	22546TR37
Autocallable Securities due January 29, 2016	January 28, 2013	$2,456,000	22546TT50
High/Low Coupon Callable Yield Notes due July 31, 2014	January 28, 2013	$1,127,000	22546TR94
High/Low Coupon Callable Yield Notes due July 31, 2014	January 28, 2013	$3,523,000	22546TS28
Buffered Accelerated Return Equity Securities due January 29, 2016	January 29, 2013	$318,000	22546TS51
Autocallable Securities due February 1, 2016	January 29, 2013	$3,600,000	22546TV65
Contingent Coupon Callable Yield Notes due August 3, 2015	January 29, 2013	$2,500,000	22546TV81
High/Low Coupon Callable Yield Notes due May 5, 2014	January 30, 2013	$1,594,000	22546TV57
Digital-Plus Barrier Notes due February 6, 2017	January 31, 2013	$412,000	22546TQ79
Buffered Accelerated Return Equity Securities due February 5, 2015	January 31, 2013	$690,000	22546TU90
Buffered Accelerated Return Equity Securities due February 5, 2015	January 31, 2013	$794,000	22546TV32

Credit Suisse AG	2	March 11, 2013

Buffered Accelerated Return Equity Securities due February 5, 2015	January 31, 2013	$525,000	22546TV40
High/Low Coupon Callable Yield Notes due August 5, 2014	January 31, 2013	$1,808,000	22546TR78
High/Low Coupon Callable Yield Notes due August 5, 2014	January 31, 2013	$1,787,000	22546TR86
1 Year 8.0% per annum Callable Yield Notes due February 5, 2014	January 31, 2013	$2,211,000	22546TU58
24 month 6.50% per annum Callable Yield Notes due February 5, 2015	January 31, 2013	$2,000,000	22546TX71
Return Enhanced Notes due February 20, 2014	February 1, 2013	$171,404,000	22546TX97
Buffered Digital Equity Securities due April 10, 2014	February 4, 2013	$11,172,000	22546TT27
High/Low Coupon Callable Yield Notes due August 8, 2014	February 5, 2013	$1,150,000	22546TU82
Buffered Enhanced Participation Equity Securities due August 8, 2014	February 5, 2013	$1,245,000	22546TX63
Buffered Enhanced Participation Equity Securities due June 15, 2015	February 5, 2013	$3,181,000	22546TX55
Return Enhanced Notes due February 26, 2014	February 8, 2013	$6,290,000	22546TY39
Capped Knock-Out Notes due February 26, 2014	February 8, 2013	$3,575,000	22546TY54
High/Low Coupon Callable Yield Notes due August 13, 2014	February 8, 2013	$3,014,000	22546TV24
High/Low Coupon Callable Yield Notes due August 13, 2014	February 8, 2013	$500,000	22546TY88
Accelerated Return Notes due August 17, 2016	February 12, 2013	$21,727,000	22546TZ53
Autocallable Securities due February 22, 2016	February 14, 2013	$3,170,000	22546TZ38
Digital-Plus Barrier Notes due February 27, 2017	February 15, 2013	$3,339,000	22546TW23

Credit Suisse AG	3	March 11, 2013

Digital Barrier Notes due February 25, 2015	February 15, 2013	$1,188,000	22546TV99
Capped Knock-Out Notes due March 5, 2014	February 15, 2013	$2,915,000	22546TZ87
12 Month 6.0% per annum Autocallable Yield Notes due February 21, 2014	February 15, 2013	$1,507,000	22546TZ20
Contingent Coupon Autocallable Notes due February 26, 2015	February 19, 2013	$350,000	22546T2E0
High/Low Coupon Callable Yield Notes due May 27, 2014	February 20, 2013	$626,000	22546T2F7
Buffered Enhanced Participation Equity Securities due January 15, 2015	February 20, 2013	$531,000	22546TZ95
Buffered Enhanced Participation Equity Securities due October 27, 2014	February 20, 2013	$2,871,000	22546T2C4
Buffered Enhanced Participation Equity Securities due August 19, 2014	February 20, 2013	$2,553,000	22546T2D2
Absolute Return Barrier Securities due February 26, 2015	February 21, 2013	$2,080,000	22546T2G5
Contingent Coupon Callable Yield Notes due February 26, 2015	February 21, 2013	$2,000,000	22546T2J9
Accelerated Return Notes®	February 21, 2013	$17,885,860	22539T837
Strategic Accelerated Redemption Securities®	February 21, 2013	$36,390,070	22539T829
Buffered Return Equity Securities due February 27, 2017	February 22, 2013	$6,478,000	22546TX48
High/Low Coupon Callable Yield Notes due May 27, 2014	February 22, 2013	$2,611,000	22546T2B6
Buffered Accelerated Return Equity Securities due February 29, 2016	February 25, 2013	$537,000	22546TV73
Digital-Plus Barrier Notes due February 28, 2017	February 25, 2013	$746,000	22546TW49

Credit Suisse AG	4	March 11, 2013

High/Low Coupon Callable Yield Notes due August 28, 2014	February 25, 2013	$1,502,000	22546TW31
High/Low Coupon Callable Yield Notes due August 28, 2014	February 25, 2013	$2,450,000	22546TW98
18 Month 6.0% per annum Callable Yield Notes due August 28, 2014	February 25, 2013	$275,000	22546TY62
Buffered Accelerated Return Equity Securities due February 29, 2016	February 26, 2013	$1,498,000	22546TY21
High/Low Coupon Callable Yield Notes due September 2, 2014	February 26, 2013	$2,819,000	22546TZ46
PLUS Based on the Value of the S&P 500® Index due March 28, 2014	February 27, 2013	$3,487,900	22539T811
Buffered Accelerated Return Equity Securities due March 6, 2017	February 28, 2013	$692,000	22546TZ79
Digital-Plus Barrier Notes due March 6, 2017	February 28, 2013	$413,000	22546TW72
Accelerated Return Securities due March 6, 2017	February 28, 2013	$233,000	22546TW80
Digital Barrier Notes due March 6, 2017	February 28, 2013	$966,000	22546TY70
High/Low Coupon Callable Yield Notes due September 5, 2014	February 28, 2013	$1,195,000	22546TW56
High/Low Coupon Callable Yield Notes due September 5, 2014	February 28, 2013	$3,597,000	22546TW64
18 Month 6.0% per annum Callable Yield Notes due September 5, 2014	February 28, 2013	$124,000	22546TY47
Enhanced Participation Equity Securities due July 1, 2015	March 4, 2013	$52,673,000	22546T2Z3
High/Low Coupon Callable Yield Notes due June 9, 2014	March 5, 2013	$1,851,000	22546T2H3
High/Low Coupon Callable Yield Notes due September 8, 2014	March 5, 2013	$657,000	22546T3J8

Credit Suisse AG	5	March 11, 2013

High/Low Coupon Callable Yield Notes due September 11, 2014	March 6, 2013	$1,234,000	22546TY96